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                                                             EXHIBIT 3.2

                         THE COMPANIES ORDINANCE 1981

                           ARTICLES OF ASSOCIATION

                                      OF

                               USX CAPITAL LLC


                               Interpretation.


  (1) In these Regulations the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

       "Auditor" includes any individual or partnership;

       "Common Shares" means ordinary shares of US$1.00 each in the capital of the Company;

       "Common Shareholder" means a holder of a Common Share;

       "Former Member" means a person who was a member but who has ceased to be a member by virtue of Regulation 15;

       "Manager" means USX Capital Management Company, a company incorporated under the laws of the State of Delaware and having its principal place of business at 5555 San Felipe Road, Houston, Texas 77056, U.S.A. or any successor entity which acquires substantially all the assets and liabilities of USX Capital Management Company;

       "Member" means the person, body corporate or partnership registered in the Register of Members as the holder of shares in the Company, and when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders;

       "Notice" means written notice unless otherwise specifically stated;

       "Preferred Shares" means shares issued pursuant to Regulation 10;

       "Preferred Shareholder" means the holder of a Preferred Share;

       "Register of Members" means the Register of Members kept in accordance with Regulation 14;

       "the Ordinance" means the Companies Ordinance 1981 and any statutory modification thereof for the time being in force;

       "the Company" means the Company for which these Articles are approved and confirmed;

       "Secretary" means the person appointed to perform the duties of Secretary of the Company and includes any Assistant or Acting Secretary;

       "Transfer" means with respect to any Common Shares, the transfer, sale, assignment, mortgage, creation or permission to subsist of any pledge, lien, charge or encumbrance over, grant of any option, interest or other rights in, or other disposition of any such shares, any part thereof or any interest therein, whether by agreement, operation of law or otherwise.

  (2) In these Regulations, unless there be something in the subject or context inconsistent with such construction, words importing the plural number shall be deemed to include the singular number.

  (3) Expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words in a visible form.
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  (4)  Unless the context otherwise requires, words or expressions contained in these Regulations shall bear the same meaning as in the Ordinance or any statutory modification thereof in force for the time being.


                                   Shares.

  (5) Subject to the provisions of these Regulations, the unissued shares of the Company (whether forming part of the original or any increased authorised capital) shall be at the disposal of the Manager who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Manager may determine consistent with these Regulations.

  (6)  No share shall be issued except as fully paid up.

  (7) The name and address of every person being the holder of registered nominative shares, their class or series and the date when they became or ceased to become a Member shall be entered in the Register of Members.

  (8) Every person whose name is entered as a Member in the Register of Members being the holder of registered nominative shares, may request, and the Company shall issue thereto, a certificate specifying the share or shares held and the par value thereof, provided that in respect of a registered nominative share, or shares, held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Regulations otherwise provided or as by law required or under an order of court) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

  (9) Any Member receiving a share certificate shall indemnify and hold the Company and the Manager harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate. If a certificate is worn-out or lost it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the Manager may require.

                    Share Capital and Variation of Rights.

 (10) Without prejudice to any special rights previously conferred on the holders of any existing shares or classes of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Manager may from time to time determine.

(10a) The Company may from time to time by Special Resolution increase the share capital by such sum to be divided into shares of such amount as the Special Resolution shall prescribe.

 (11) Subject to and in accordance with the provisions of Section 198 of the Ordinance, shares may be issued on terms that they are liable to be redeemed on such terms as the Manager before the issue of the shares may determine. The Manager may but is not obliged to require the passing of a Special Resolution to make such alterations to these Regulations as may be necessary to specify the terms on which and the manner in which such shares shall be redeemed and the rights and restrictions attaching thereto.

(11a) Subject to and in accordance with the provisions of Section 198 of the Ordinance the Company may purchase the Preferred Shares.

(11b)  Deleted

(12) If at any time the authorised share capital is divided into different classes or series of shares other than those provided for in the Memorandum of Association as initially executed, the

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       rights attached to any existing class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may only be varied or abrogated with the consent in writing of the Members holding interests aggregating to two thirds of the issued shares or series of shares which may be affected by such variation or with the sanction of a separate general meeting of the holders of shares so affected. To every such general meeting the provisions of these Regulations relating to General Meetings shall apply but so that the necessary quorum shall be two persons holding or representing by proxy two thirds of the issued shares or series of shares so affected.

 (13) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The holders of the shares of any class shall not have any pre-emptive right to purchase or subscribe for any shares of the Company unless expressly provided by the terms of the issue of the shares of that class.

                           Registration of Members.

 (14) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say -

       (a) the name and address of each Member, the number of shares held by him and the amount paid or agreed to be considered to be paid on such shares;

       (b) the date on which each person was entered in the Register of Members; and

       (c)  the date on which any person ceased to be a Member.

                Cessation of Membership of Common Shareholders.

 (15) A Common Shareholder ceases to be a Member of the Company upon the happening of any one or more of the following events -

       (a) the death, bankruptcy, insanity, retirement, resignation, withdrawal, expulsion, termination, cessation or dissolution of such Common Shareholder;

       (b) if such Common Shareholder makes any assignment for the benefit of his creditors or files a petition voluntarily for bankruptcy under the laws of any country or files a petition seeking for himself any arrangement, re-organisation, amalgamation, composition, re-adjustment, liquidation, dissolution or similar relief under any law or regulation;

       (c) if such Common Shareholder files an answer or other pleading admitting or failing to contest the material allegation of a petition filed against him in any proceedings of a nature described in the immediately preceding paragraph of this Regulation;

       (d) if such Common Shareholder seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of himself or all or a substantial part of his properties;

       (e) any proceedings of a nature mentioned in the foregoing paragraphs of this Regulation occurs without the consent of such Common Shareholder and is not dismissed or vacated within 120 days;

       (f) if such Common Shareholder attempts to make a Transfer of his share in breach of the provisions of these Regulations.

                     Transfer and Transmission of Shares.


 (16) Subject to Regulation 16(a) the transfer of any Common Share is prohibited absolutely.

(16a) Regulation 16 shall not apply to the Transfer by Marathon Oil Company to USX Capital Management Company of the one share subscribed for by Marathon Oil Company nor to a single Transfer by USX Capital Management Company to USX Corporation of the 4,997 shares subscribed for by USX Capital Management Company.

 (17) Any Transfer of any Common Shares or other interest in the Company shall not, save as is mentioned in Regulations 16(a) or 51, be effective to transfer to any transferee thereof any rights conferred on a Member including but not limited to rights to receive Notice of or attend
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       meetings of the Company to vote on any matter, to receive dividends, or to receive a share of the net assets of the Company upon its dissolution and winding up.

                              General Meetings.

 (18) The Manager may convene a general meeting of the Company for the purpose of considering and if thought fit, and subject to any class voting rights of outstanding Preferred Shares, passing of a Special Resolution to:

       (a)  alter the Memorandum and Articles of Association of the Company; or

       (b)  require the Company to be dissolved and wound up.

 (19) Fourteen days Notice in writing of a general meeting shall be given to each of the Members entitled to vote at such meeting and mailed to each Member entitled to vote at his or her address as registered in the Register of Members by air mail (if appropriate) and such Notice shall state the time, place and as far as practicable the objects of the Meeting.

 (20) The accidental omission to give Notice of a meeting to or the non-receipt of Notice of a meeting by any person entitled to receive Notice shall not invalidate the proceedings at that meeting.

 (21) A meeting of the Company shall, notwithstanding that it is called by shorter Notice than that specified in these Regulations, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat.

                       Proceedings at General Meetings.

 (22)  (a)  The Manager shall preside at any general meeting of the Company.

       (b) At any general meeting of the Company one or more Members entitled to vote, present in person or representing in person or by proxy in excess of 50% of the outstanding voting shares of the capital stock of the Company, shall form a quorum for the transaction of business; if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the following day at the same time or at such other time as the Manager may determine.

       (c) The Manager may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, and only the business left unfinished at the meeting from which the Members present in person or represented by proxy have adjourned shall be dealt with. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting; save and except for a meeting adjourned sine die, when Notice of the adjourned meeting shall be given as in the case of an original meeting.

 (23)  (a)  Subject to any rights or restrictions lawfully attached to any class of shares, at any Meeting of the Company each Member entitled to vote shall be entitled to one vote for each share held by him and such vote may be given in person or by proxy.

       (b) At any meeting of the Company any question proposed for the consideration of the Members entitled to vote shall be decided on a simple majority of the votes of Members entitled to vote and such majority shall be ascertained in accordance with the provisions of these Regulations.

       (c) At any meeting of the Company a declaration by the Manager that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such question.

 (24) When a vote is taken by ballot each Member entitled to vote shall be furnished with a ballot paper on which he shall record his vote in such manner as shall be determined at the


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       meeting having regard to the nature of the question on which the vote is taken; and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter. At the conclusion of the ballot the ballot paper shall be examined by the Manager with assistance of a Member appointed for the purpose, and the result of the ballot shall be declared by the Manager.

 (25) An instrument appointing a proxy shall be in writing under the hand of a Member or his attorney duly authorised in writing or, if the Member is a corporation either under seal or under the hand of an officer or attorney of the corporation duly authorised, and shall be in the Form B hereunder or such other form as the Manager may from time to time approve:

                                    "FORM B

       ________________________________________________________________ LLC

                                    PROXY

       I/WE ______________________________________________________________

       of _________________________________________________________________

       the holder of ___________________ shares in the above named Company,

       hereby appoint ____________________ of __________________ or failing him ____________________ of _____________________________ or failing him ____________________ of ______________________________ as my/our

       proxy to vote on my/our behalf at the ______________________ general meeting of the Company to be held on the _____ day of ________ 19__,

       and at any adjournment thereof.


       Dated this _______ day of ______________ 19__


       Signed by the above named

       __________________________________


       in the presence of

       __________________________________


       Witness

       ____________________________________________''


 (26) Any corporation which is a Member of the Company may authorise such persons as it thinks fit to act as its representative at any meeting of the Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.



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                                   Minutes.

 (27) The Manager shall cause minutes to be duly entered in books provided for the purpose of all resolutions and proceedings of each meeting of the Company, provided that any minute of such meeting, if purporting to be signed by the Manager, shall be sufficient evidence of the proceedings without any further proof of the facts therein stated, and further provided that when all the Members entitled to vote in person or by proxy sign the minutes of meeting, the same shall be deemed to have been duly held, notwithstanding that the Members have not actually come together or that there may have been technical defects in the proceedings, and a resolution in writing in one or more parts signed by all the Members entitled to vote shall be valid and effectual as if it has been passed at a meeting duly called and constituted.

                                   Manager.

 (28) There shall be no directors of the Company. The business of the Company shall be managed and conducted by the Manager, managing in its capacity as a Member of the Company, who shall have the following powers and duties.

       (a) to pay commissions conferred or permitted by the Ordinance on the sale and allotment of shares;

       (b)  to call meetings;

       (c) to establish the rights or restrictions of any Preferred Shares as contemplated in Regulation 10;

       (d)  to issue and allot shares;

       (e) to pay all expenses incurred in forming and registering the Company;

       (f)  to manage and supervise the affairs of the Company;

       (g)  to declare and pay dividends on shares;

       (h) to set aside out of profits any amount which shall in the discretion of the Manager be required as a reserve or reserves;

       (i) to redeem or repurchase on behalf of the Company shares which may be redeemed or repurchased on behalf of the Company;

       (j) to appoint officers, attorneys and agents on behalf of the Company;

       (k) to act as liquidator or appoint a liquidator if the Company is dissolved pursuant to Regulation 52;

       (l) to execute all documents on behalf of and in the name of the Company;

       (m) to institute, bring, prosecute and defend proceedings in the name of the Company;

       (n) to perform such other duties and to exercise such powers as are not by Regulation 18 required to be performed by the Company in general meetings or by Regulation 55 required to be performed by former Common Shareholders.

       Provided always that any Trustee appointed by the Preferred Shareholders pursuant to the rights conferred on them in that behalf by the terms of issue of the Preferred Shares may perform such acts and exercise such powers as they are authorised to do under the terms of the issue of the Preferred Shares

 (29) A Manager of the Company may hold other office or place of profit with the Company and may be paid such extra remuneration therefor whether by way of salary commission participation of profits or otherwise.







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 (30)  Any contract or arrangement between the Manager and the Company may contain provisions giving security and indemnity to the Manager for obligations undertaken for the benefit of the Company and may contain terms customarily found in agreements with beneficial (as opposed to fiduciary) owners of property, and the Manager shall not be liable for breach of fiduciary duties by virtue of such provisions if in all the circumstances a prudent man of business would accept such a provision.

 (31) A Manager may be party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and shall not by reason of occupying the office of Manager be accountable to the Company for any benefit which he derives from any such office or from any such transaction or arrangement, and no such transaction or arrangement shall be avoidable on the grounds of such interest or benefit.

 (32) Subject to the provisions of these Regulations the Manager may delegate any of the Manager's powers and duties to other persons and any such delegation may be made subject to any conditions the Manager may impose and either collaterally with or to the exclusion of the powers of the Manager, and any such delegation may be revoked or altered.

 (33) The Company will be treated as a partnership for U.S. federal income tax purposes, and the Manager will serve as the "Tax Matters Partner" as that term is defined in the U.S. Internal Revenue Code. The Company will adopt a convention for U.S. federal income tax purposes under which all of the income accrued by the Company in any calendar month will be allocated and distributed to shareholders of record, including Preferred Shareholders, on the last day of the month.

 (34) USX Corporation will at all times directly or indirectly retain Common Shares of the Company representing, in its judgment, at least twenty one percent (21%) of the total value of the Company and at least twenty one percent (21%) of all interests in the capital, income, gain, loss deduction and credit of the Company.

 (35) The Manager may be paid for all travelling, hotel and other expenses in connection with attendances at any meeting of the Company or otherwise in connection with the discharge of the Manager's duties.

                                  Officers.

 (36) The Manager will be entitled to appoint any of its officers and directors to perform any of the rights or duties of the Manager set out in these Regulations;

 (37) The Manager will appoint such officers of the Company as is required pursuant to the rights of Preferred Shareholders, or other shareholders, under the terms of shares issued by the Company.

                                  Custodian.

 (38) The Manager may appoint a custodian or trustee for the safekeeping of all moneys, assets and securities of the Company with such powers and duties in respect thereof as may be specified in such appointment, and such custodian or trustee shall be subject to audit by the Auditors of the Company.

                                  Dividends.

 (39) The Manager may declare dividends to be paid to the Members, in accordance with the terms of such shares, in proportion to their shares, out of the surplus or profits including unrealised profits of the Company.

 (40) The Manager may from time to time before declaring a dividend set aside out of the surplus or profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

 (41) To the extent that there are surplus or profits available for distribution in any accounting period, preferential dividends (including preferential dividends which may have fallen in arrears), shall be paid to the Preferred Shareholders in accordance with the terms of the issue of the Preferred Shares.





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 (42)  The surplus or profits of the Company which the Manager shall from time to time declare to be distributable in respect of any accounting period shall be applied first in payment to the Preferred Shareholders of preferential dividends payable on the Preferred Shares.

 (43) For the purpose of determining the amount of surplus or profit available for distribution, all expenses of the Company shall be allocated to, and reduce the amounts distributable to, Common Shareholders. To the extent that such surplus or profits are available for distribution to Members of the Company, the portion of such amounts distributable to Preferred Shareholders shall be determined without regard to any expenses of the Company.

 (44) The Manager is authorised and empowered to lend to any officer or Member of the Company any sum or sums of money without restriction as to amount upon such terms and conditions as the Manager in its absolute discretion may determine.

                      Accounts and Financial Statements.

 (45) The Manager shall cause true accounts to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being.

 (46) The financial year end of the Company shall be determined by the Manager and failing such determination the financial year end shall be 31st December.

 (47) Each Member may demand and shall receive from the Manager true and full information regarding the state of the business and financial condition of the Company.

 (48) An independent representative of the Members may be appointed by the Manager as Auditor of the Accounts of the Company and such Auditor shall hold office until the Manager shall appoint another Auditor. Such Auditor may be a Member but the Manager of the Company shall not during its continuance in office be eligible as an Auditor of the Company.

 (49) The duties and remuneration of the Auditor shall be fixed by the Manager or in such manner as the Manager may determine.

                                Former Members.

 (50)  A Common Shareholder who ceases to be a Member by virtue of Regulation
       15-

       (a) if the event causes the Company to be in dissolution shall have the rights of a Former Member upon winding up of the Company;

       (b) if the event does not cause the Company to be in dissolution shall have the rights set out in Regulation 51.

 (51) The rights of a Common Shareholder such as is mentioned in Regulation 17 or Regulation 50 shall be an entitlement solely to receive an amount equal to the book value of the relevant Common Shareholder's share or other interest in the Company as determined in good faith by the Manager and if such payment is not made within 90 days then the Company shall be deemed to be in dissolution under Regulation 52.

                         Dissolution and Winding Up.

 (52) The Company shall be considered to have commenced voluntary winding up and dissolution automatically and without the requirement of any other act-

       (a)  when the period fixed for the duration of the Company expires; or

       (b) if the Common Shareholders of the Company pass a Special Resolution requiring the Company to be wound up and dissolved; or

       (c)  upon the happening of any one or more of the following events-

            (i) the bankruptcy, death, insanity, retirement, resignation, withdrawal, expulsion, termination, cessation, or dissolution under U.S. law of the Manager;



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                                     -9-

       (ii)  the bankruptcy, insolvency or dissolution of USX Corporation;

       (iii) the redemption, repurchase or cancellation of all the shares of all the Common Shareholders of the Company.

 (53) On dissolution and winding up of the Company, the balance of the assets available for distribution and subject to any special rights or restrictions attaching to any class of shares shall be applied in paying to the Former Members who were Members immediately preceding the commencement of dissolution and winding up of the Company the amounts paid up on the shares held by them and the surplus shall belong to such Former Members according to the respective number of shares held by them.

 (54) As between the Common Shareholders and the Preferred Shareholders, the expenses incurred in the establishment and maintenance of the Company and in conducting the Company's business shall be deducted in determining what assets are available for distribution.

                                 Continuance.


 (55) If the Company is in dissolution solely by virtue of Regulation 52 (a), then the dissolution and winding up may be discontinued by the unanimous resolution of all the persons who were Members immediately preceding the commencement of dissolution and winding up passed within 30 days of the occurrence of the event and on the passing of such resolution the Company shall continue to exist as if the dissolution and winding up had never occurred.

                                 Liquidator.


 (56) When the Company is in dissolution by virtue of Regulation 52, the Manager shall serve as liquidator unless and until the majority of the former Common Shareholders who were Members immediately preceding the commencement of dissolution and winding up by majority vote appoint a liquidator to replace the Manager.

                                   Notices.

 (57) Unless otherwise herein or by law expressly provided, a Notice may be served by the Company on any Member either personally or by telex cable or facsimile to his registered address or by sending it using air mail (if appropriate) through the post prepaid in an envelope addressed to such Member at his address as registered in the Register of Members.

 (58) Any Notice required to be given to the Members shall with respect to any shares held jointly by two or more persons be given to all such persons.

 (59) Any Notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission, and in proving such service it shall be sufficient to prove that the Notice was properly addressed and prepaid, if posted, and the time when it was posted or transmitted by telex, cable or facsimile to or from the Company as the case may be.

                             Seal of the Company.

 (60) The Seal of the Company shall not be affixed to any instrument except over the signature of the Manager and the Secretary or by some person appointed by the Manager, provided that the Secretary may affix the Seal of the Company over his signature only to any authenticated copies of these Regulations and the Memorandum of Association, the minutes of any meetings or any other document required to be authenticated by him and to any instrument which the Manager has specifically approved beforehand.

                          Alteration of Regulations.

 (61) No Regulation shall be rescinded, altered or amended, and no new Regulation shall be made until the same has been proposed and, subject to any class voting rights of outstanding Preferred Shares, passed as a Special Resolution at a general meeting duly convened.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of these Articles of Association and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:


                                                                      Shares
USX CAPITAL MANAGEMENT COMPANY
whose principal place of business
is at 5555 San Felipe Road,
Houston, Texas 77056, U.S.A.

                    /s/ A. R. MISICK
by: A. R. Misick  ____________________ Authorized Agent                  4,997



MARATHON OIL COMPANY, an Ohio corporation, whose principal place of business is at 5555 San Felipe Road,
Houston, Texas 77056, U.S.A.

                    /s/ A. R. MISICK
by: A. R. Misick  ____________________ Authorized Agent                      1







Dated this 20th day of December 1993



WITNESS to the above signatures:


      /s/ DEBORAH L. SWANN
- --------------------------------
          DEBORAH L. SWANN
          GRAND TURK
          (SECRETARY)

                SPECIAL RESOLUTIONS OF USX CAPITAL LLC ("the Company")

        Passed Pursuant to Regulations 21 and 27 of the Articles of Association and Section 61A of the Companies Ordinance 1981 made on the 3rd day of January 1993

We the undersigned being the only shareholders of the above-named Company do hereby resolve as follows:

1. That pursuant to Section 186 of the Companies Ordinance 1981 the Memorandum of Association of the Company is hereby altered in the following manner:

     (a) by the insertion of a common each after "Street", "Grand Turk", and "Island" in paragraph 2; and

     (b) by extending the life of the Company to a period of 150 years from the date of its incorporation;

     (c) by the deletion therefrom of paragraph 5.1. in its entirety and the substitution therefor of the following:

          "5.1. To issue its common shares to USX Corporation, a Delaware corporation, whose principal place of business is at 600 Grant Street, Pittsburgh, PA 15219, U.S.A., to USX Capital Management Company, a Delaware Corporation, whose principal place of business is at 5555 San Felipe Road, Houston, Texas 77056, U.S.X or to Marathon Oil Company, an Ohio corporation whose principal place of business is at 5555 San Felipe Road, Houston, Texas 77056, U.S.A."

     (d) by increasing the authorised capital by 10,000,000 Preferred Shares of US $1.00 each with such rights and restrictions as the Manager shall determine.

2. That pursuant to section 23 of the Companies Ordinance 1981 the Articles of Association of the Company is hereby altered in the following manner:

     (a)  by the deletion therefrom in its entirety of Regulation 11(b);

     (b) by the insertion at the beginning of Regulation 16 of the words "Subject to Regulation 16(a)";

     (c) by the insertion after Regulation 16 of the following new Regulation as Regulation 16(a);

          "(16a) Regulation 16 shall not apply to the Transfer by Marathon Oil Company to USX Capital Management Company of the one share subscribed for by Marathon Oil Company nor to a single Transfer by USX Capital Management Company to USX Corporation of the 4,997 shares subscribed for by USX Capital Management Company.";

     (d) by the insertion in Regulation 17 of the words "16(a) or" between the words "Regulations" and the figure "51";

     (e) by the insertion at the beginning of Regulation 32 of the words "Subject to the provisions of these Regulations";

     (f) by the deletion of the words "The Manager" in Regulation 34 and the substitution therefor of "USX Corporation" and by the insertion in Regulation 34 of the words "or indirectly" between the words "directly" and "retain.";

     (g) by the deletion in its entirety of Regulation 52 (c) and the substitution therefor of the following:

          "(c)  upon the happening of any one or more of the following events -

                (i) the bankruptcy, death, insanity, retirement, resignation, withdrawal, expulsion, termination, cessation, or dissolution under U.S. law of the Manager;

                (ii)   the bankruptcy, insolvency or dissolution of USX
                       Corporation

                (iii) the redemption, repurchase or cancellation of all the shares of all the Common Shareholders of the Company."

                                USX CAPITAL MANAGEMENT COMPANY LTD

                                By ________________________________


                                MARATHON OIL COMPANY

                                By ________________________________